                                                                   EXHIBIT 4.7



U.S. $____________                                         ____________, 199_



                                PROMISSORY NOTE


     FOR VALUE RECEIVED, the undersigned,______________________ ("Maker"), a _________ limited [partnership] [liability company], hereby unconditionally promises to pay to the order of United States Trust Company of New York ("Payee"), a New York banking corporation, c/o U.S. Trust Company of California, N.A., 555 South Flower Street, Suite 2700, Los Angeles, California 90071 or such other address given to Maker by Payee from time to time, the principal sum of __________________________________ DOLLARS ($__________) in
lawful money of the United States of America, together with interest (calculated on the basis of a 360-day year of twelve 30-day months), on the unpaid principal balance from day-to-day outstanding, computed from ___________ 199__, until Maturity (as defined below) at a rate per annum ("Note Rate") equal to the lesser of (a) the Maximum Rate, or (b) ____________ percent (____%).

     Section 1. Definitions. When used in this Note, the following terms shall have the respective meanings specified herein or in the Section referred to:

         "Business Day" shall mean any day other than (i) a Saturday or Sunday, or (ii) a day on which banks in New York are required by law to close or are customarily closed.

         "[Collateral] Trust Agreement" shall mean that certain [Collateral] Trust Agreement dated as of ________, 19__ between Lender and [Payee] [Collateral Trustee] pursuant to which Lender conveyed to [Payee] [Collateral Trustee] all of Lender's right, title and interest in and to the Loan Agreement, [any Note[s] issued pursuant to the Loan Agreement,] and the Loan Documents.


         ["Collateral Trustee" shall mean United States Trust Company of New York, a New York banking corporation, as collateral trustee pursuant to the Collateral Trust Agreement.]

         "Event of Default" shall have the meaning assigned to it in Section 5.

         "Holder" shall mean Payee, its successors and assigns and any subsequent holder hereof.

         "Lease Assignment" shall have the meaning assigned to it in Section 2 of the Loan Agreement.

         "Loan Agreement" shall mean that certain Loan Agreement dated as of _________, 19__ between Maker and National Tenant

Finance Corporation, a Delaware corporation ("Lender"), pursuant to which the Loan, as defined in the Loan Agreement, evidenced [in part] by this Note is governed.

         "Loan Documents" shall mean the Loan Agreement, the Mortgage, as hereinafter defined, together with all financing statements and other documents executed in connection with the Loan Agreement by Maker, Lender and others, as described in Section 1.2 of the Loan Agreement.

         "Make-Whole Premium" shall have the meaning assigned to it in Section 2 of the Loan Agreement.

         "Maturity" shall mean the earlier of the Maturity Date or the date on which the entire outstanding principal balance, accrued unpaid interest and Make-Whole Premium become due and payable pursuant to the provisions of any Loan Document by acceleration, upon the occurrence of an Event of Default, by any prepayment or otherwise.

         "Maturity Date" shall mean _________, 20___.

         "Maximum Rate" shall mean, as of any day, with respect to the Holder, the highest nonusurious rate of interest, if any, permitted by applicable law on such day.

         "Mortgage" shall mean the Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated as of _________, 19__, from Maker to Lender, encumbering the Mortgaged Estate more particularly described therein located in __________, __________.

         "Mortgaged Estate" shall mean the real and personal property encumbered by the Mortgage and more particularly described therein.

         "Note Rate" shall have the meaning assigned to it in the first paragraph of this Note.

         "Pledge Agreement" shall have the meaning assigned to it in Section 2 of the Loan Agreement.

         "Overdue Rate" shall mean a rate of interest equal to ___ percent (___%) per annum above the Note Rate which shall accrue on any overdue amounts due hereunder following an Event of Default.

         "Redemption Price" shall have the meaning assigned to it in the Loan Agreement.

         ["Series __ Pass Through Trust Agreement" shall mean that certain Pass-Through Trust Agreement dated as of even date herewith between Lender and Payee pursuant to which Lender conveyed to Payee all of Lender's right, title and interest in and to this Note.]

     Section 2.  Loan Agreement; Security.

         (a) This Note is executed and delivered by the Maker pursuant to the terms and conditions of the Loan Agreement and pursuant to the [Series __ Pass-Through Trust Agreement and the Collateral] Trust Agreement.

         (b) This Note and the payment and performance of the Maker's obligations hereunder and pursuant to the other Loan Documents are secured by the Mortgage, the Lease Assignment, the Pledge Agreement and certain of the other Loan Documents.

     Section 3.  Maturity.

         (a) This Note shall mature on the earlier of the Maturity Date or the date on which the entire outstanding principal balance, accrued unpaid interest and Make-Whole Premium become due and payable pursuant to the provisions of any Loan Document by acceleration, upon the occurrence of an Event of Default, by any required prepayment or otherwise.

         (b) Upon Maturity this Note shall be due and payable in full in the amount of the entire outstanding principal balance, accrued unpaid interest and Make-Whole Premium, if any.

     Section 4.  Payment.
         (a) Subject to the provisions of Section 3.3 of the Loan Agreement, the principal of and interest upon this Note shall be due and payable as follows:

             (i) Interest shall be due and payable semiannually in arrears in the amounts set forth on Exhibit A attached hereto, unless a prepayment occurs in which event Exhibit A shall be revised by Payee accordingly, commencing ___________, 19__, and thereafter, on the _________ (___) day of each succeeding ___________ and ________ during the term of this Note and on Maturity; and

             (ii) The principal of this Note shall be due and payable in the amounts set forth on Exhibit A attached hereto, unless a prepayment occurs in which event all remaining prepayments of principal shall be reduced pro rata, commencing on _________, 19__, and thereafter, on the _________ (__th) day of ________ of each succeeding year through and including the Maturity Date in the amount of the then unpaid principal balance.

         (b) Should any amount payable pursuant to this Note become due and payable on any day other than a Business Day, such amount shall be payable on the immediately preceding Business Day. All payments of any amount due and payable pursuant to this Note shall be made by Maker to Payee in immediately available federal reserve funds. Payments made to Payee by Maker hereunder shall be applied in the manner provided in the Loan Agreement.

         (c) All past due amounts payable pursuant to this Note other than interest and, to the extent permitted by applicable law, past due interest upon this Note shall bear interest at the lesser of (i) the Maximum Rate or (ii) the Overdue Rate.

         (d) This Note is not subject to prepayment, purchase or redemption at the option of Maker prior to its expressed Maturity Date except on the terms and conditions and in the amounts, if any, set forth in Section 3 of the Loan Agreement.

     Section 5.  Events of Default and Remedies.

         (a) Each of the "Events of Default" as defined in the Loan Agreement shall be an Event of Default pursuant to this Note.

         (b) Upon the occurrence of an Event of Default the Holder of the Note [or the Collateral Trustee for the benefit of the Holder of the Note] may exercise such rights and remedies as are provided in the Loan Agreement and any other Loan Document pursuant to the provisions thereof.

     Section 6.  Waiver.

         (a) Maker and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable upon this Note, jointly and severally waive presentment, demand, protest, notice of protest and nonpayment or other notice of default, notice of acceleration and intention to accelerate or other notice of any kind, and agree that their liability under this Note shall not be affected by any renewal or extension of the time of payment hereof, or by any indulgences, or by any release or change in any security for the payment of this Note; and hereby consent to any and all such renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

         (b) No course of dealing on the part of any Holder of this Note nor any delay or failure on the part of any Holder of this Note to exercise any right shall operate as a waiver of such right or otherwise prejudice such Holder's rights, powers and remedies. No exercise or enforcement of any such rights or remedies shall ever be held to exhaust any other right or remedy of such Holder. The rights and remedies expressly provided for in this Note are cumulative, and are not exclusive of any rights or remedies which any Holder of this Note would otherwise have, including, without limitation, the rights and remedies provided for in the Mortgage.

     Section 7. Notice. Whenever this Note requires or permits any notice, approval, request or demand from one party to another, the notice, approval, request or demand shall be given in accordance with the provisions of the Loan Agreement.

     Section 8. Collection Expense. Promptly after Holder's [or Collateral Trustee's] demand therefor, Maker shall pay Holder [or Collateral Trustee] all costs and expenses incurred by Holder [or Collateral Trustee] in the collection of this Note in connection with each Event of Default hereunder or pursuant to any of the other Loan Documents, including reasonable attorney's fees, disbursements and other charges of Holder's [or Collateral Trustee's] attorneys actually incurred for all services rendered in connection therewith.

     Section 9. Registered Note. This Note is registered on the books of Maker and is transferable only by surrender thereof at the offices of Maker, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder or its attorney, duly authorized in writing. Payment of or on account of any amount due and payable on this Note shall be made only to or upon the order in writing of the registered Holder.

     Section 10. Limited Recourse. Recourse under this Note is governed by the provisions of Section 11 of the Loan Agreement.

     Section 11. Applicable law. The law of the State of New York (without giving effect to the choice of law principles thereof) shall govern the validity, construction, enforcement and interpretation of this Note.

     Dated as of the date first above written.


                                    a            limited [partnership]
                                      ----------
                                      [liability company]

                                    By:                       ,
                                        ----------------------
                                        [a             corporation,
                                           -----------
                                        its sole General Partner


                                    By:
                                        --------------------
                                         Its President]

                                   EXHIBIT A


                             AMORTIZATION SCHEDULE

U.S. $____________                                            ____________, 199_



                                PROMISSORY NOTE


         FOR VALUE RECEIVED, the undersigned,______________________ ("Maker"), a _________ limited [partnership] [liability company], hereby unconditionally promises to pay to the order of National Tenant Finance Corporation ("Payee"), a Delaware corporation, 40 N. Central Avenue, Suite 2700, Phoenix, Arizona
85004 or such other address given to Maker by Payee from time to time, the principal sum of __________________________________ DOLLARS ($__________) in
lawful money of the United States of America, together with interest
(calculated on the basis of a 360-day year of twelve 30-day months), on the unpaid principal balance from day-to-day outstanding, computed from ____________ 199__, until Maturity (as defined below) at a rate per annum
("Note Rate") equal to the lesser of (a) the Maximum Rate, or (b) ____________ percent (____%).

         Section 1. Definitions. When used in this Note, the following terms shall have the respective meanings specified herein or in the Section referred to:

                 "Business Day" shall mean any day other than (i) a Saturday or Sunday, or (ii) a day on which banks in New York are required by law to close or are customarily closed.

                 "Event of Default" shall have the meaning assigned to it in
Section 5.

                 "Holder" shall mean Payee, its successors and assigns and any subsequent holder hereof.

                 "Lease Assignment" shall have the meaning assigned to it in
Section 2 of the Loan Agreement.

                 "Loan Agreement" shall mean that certain Loan Agreement dated as of _________, 19__ between Maker and Payee, pursuant to which the Loan, as defined in the Loan Agreement, evidenced [in part] by this Note is governed.

                 "Loan Documents" shall mean the Loan Agreement, the Mortgage, as hereinafter defined, together with all financing statements and other documents executed in connection with the Loan Agreement by Maker, Payee and others, as described in Section 1.2 of the Loan Agreement.

                 "Make-Whole Premium" shall have the meaning assigned to it in
Section 2 of the Loan Agreement.

                 "Maturity" shall mean the earlier of the Maturity Date or the date on which the entire outstanding principal balance, accrued unpaid interest and Make-Whole Premium become due and payable pursuant to the provisions of any Loan Document by acceleration, upon the occurrence of an Event of Default, by any prepayment or otherwise.

                 "Maturity Date" shall mean _________, 20___.

                 "Maximum Rate" shall mean, as of any day, with respect to the Holder, the highest nonusurious rate of interest, if any, permitted by applicable law on such day.

                 "Mortgage" shall mean the Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated as of _________, 19__, from Maker to Payee, encumbering the Mortgaged Estate more particularly described therein located in __________, __________.

                 "Mortgaged Estate" shall mean the real and personal property encumbered by the Mortgage and more particularly described therein.

                 "Note Rate" shall have the meaning assigned to it in the first paragraph of this Note.

                 "Pledge Agreement" shall have the meaning assigned to it in
Section 2 of the Loan Agreement.

                 "Overdue Rate" shall mean a rate of interest equal to ___ percent (___%) per annum above the Note Rate which shall accrue on any overdue amounts due hereunder following an Event of Default.

                 "Redemption Price" shall have the meaning assigned to it in the Loan Agreement.

         Section 2.       Loan Agreement; Security.

                 (a) This Note is executed and delivered by the Maker pursuant to the terms and conditions of the Loan Agreement.

                 (b) This Note and the payment and performance of the Maker's obligations hereunder and pursuant to the other Loan Documents are secured by the Mortgage, the Lease Assignment, the Pledge Agreement and certain of the other Loan Documents.

         Section 3.       Maturity.

                 (a) This Note shall mature on the earlier of the Maturity Date or the date on which the entire outstanding principal balance, accrued unpaid interest and Make-Whole Premium become due and payable pursuant to the provisions of any Loan Document by acceleration, upon the occurrence of an Event of Default, by any required prepayment or otherwise.

                 (b) Upon Maturity this Note shall be due and payable in full in the amount of the entire outstanding principal balance, accrued unpaid interest and Make-Whole Premium, if any.

         Section 4.       Payment.

                 (a) Subject to Section 3.3 of the Loan Agreement, the principal of and interest upon this Note shall be due and payable as follows:

                          (i)  Interest shall be due and payable semiannually
in arrears in the amounts set forth on Exhibit A attached hereto, unless a prepayment occurs in which event Exhibit A shall be revised by Payee accordingly, commencing ___________, 19__, and thereafter, on the _________ (___) day of each succeeding ___________ and ________ during the term of this Note and on Maturity; and

                          (ii)  The principal of this Note shall be due and
payable in the amounts set forth on Exhibit A attached hereto, unless a prepayment occurs in which event all remaining prepayments of principal shall be reduced pro rata, commencing on _________, 19__, and thereafter, on the _________ (__th) day of ________ of each succeeding year through and including the Maturity Date in the amount of the then unpaid principal balance.

                 (b) Should any amount payable pursuant to this Note become due and payable on any day other than a Business Day, such amount shall be payable on the immediately preceding Business Day. All payments of any amount due and payable pursuant to this Note shall be made by Maker to Payee in immediately available federal reserve funds. Payments made to Payee by Maker hereunder shall be applied in the manner provided in the Loan Agreement.

                 (c) All past due amounts payable pursuant to this Note other than interest and, to the extent permitted by applicable law, past due interest upon this Note shall bear interest at the lesser of (i) the Maximum Rate or
(ii) the Overdue Rate.

                 (d) This Note is not subject to prepayment, purchase or redemption at the option of Maker prior to its expressed Maturity Date except on the terms and conditions and in the amounts, if any, set forth in Section 3 of the Loan Agreement.

         Section 5.       Events of Default and Remedies.

                 (a) Each of the "Events of Default" as defined in the Loan Agreement shall be an Event of Default pursuant to this Note.

                 (b) Upon the occurrence of an Event of Default the holder of the Note may exercise such rights and remedies as are provided in the Loan Agreement and any other Loan Document pursuant to the provisions thereof.

         Section 6.       Waiver.

                 (a) Maker and each surety, endorser, guarantor and other party ever liable for payment of any sums of money payable upon this Note, jointly and severally waive presentment, demand, protest, notice of protest and nonpayment or other notice of default, notice of acceleration and intention to accelerate or other notice of any kind, and agree that their liability under this Note shall not be affected by any renewal or extension of the time of payment hereof, or by any indulgences, or by any release or change in any security for the payment of this Note; and hereby consent to any and all such renewals, extensions, indulgences, releases or changes, regardless of the number of such renewals, extensions, indulgences, releases or changes.

                 (b) No course of dealing on the part of any Holder of this Note nor any delay or failure on the part of any Holder of this Note to exercise any right shall operate as a waiver of such right or otherwise prejudice such Holder's rights, powers and remedies. No exercise or enforcement of any such rights or remedies shall ever be held to exhaust any other right or remedy of such Holder. The rights and remedies expressly provided for in this Note are cumulative, and are not exclusive of any rights or remedies which any Holder of this Note would otherwise have, including, without limitation, the rights and remedies provided for in the Mortgage.

         Section 7. Notice. Whenever this Note requires or permits any notice, approval, request or demand from one party to another, the notice, approval, request or demand shall be given in accordance with the provisions of the Loan Agreement.

         Section 8. Collection Expense. Promptly after Holder's demand therefor, Maker shall pay Holder all costs and expenses incurred by it in the collection of this Note in connection with each Event of Default hereunder or pursuant to any of the other Loan Documents, including reasonable attorney's fees, disbursements and other charges of Holder's attorneys actually incurred for all services rendered in connection therewith.

         Section 9. Registered Note. This Note is registered on the books of Maker and is transferable only by surrender thereof at the offices of Maker, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder or its attorney, duly authorized in writing. Payment of or on account of any amount due and payable on this Note shall be made only to or upon the order in writing of the registered Holder.

         Section 10. Limited Recourse. Recourse under this Note is governed by the provisions of Section 11 of the Loan Agreement.

         Section 11. Applicable law. The law of the State of New York (without giving effect to the choice of law principles thereof) shall govern the validity, construction, enforcement and interpretation of this Note.

         Dated as of the date first above written.

                                         ------------------------------------,
                                          a            limited [partnership]
                                            ----------
                                            [liability company]

                                          By:
                                              --------------------------,
                                              [a             corporation,
                                                 -----------
                                                its sole General Partner


                                          By:
                                              -------------------,
                                                Its President]

                                   EXHIBIT A


                             AMORTIZATION SCHEDULE